UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2025

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 4100	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.
On June 23, 2025, Cardlytics, Inc. (the “Company”) and Amit Gupta, the Company’s Chief Executive Officer, entered into (i) an amended and restated offer letter (the “A&R Offer Letter”) that amends the terms of Mr. Gupta’s equity compensation under his existing offer letter (the “Existing Offer Letter”) and (ii) an amended and restated severance agreement (the “A&R Severance Agreement”) that provides certain additional severance benefits, as described further below.
Amended and Restated Offer Letter
As previously announced, pursuant to the terms of the Existing Offer Letter, the Company had agreed to grant Mr. Gupta restricted stock units and performance stock units no later than May 31, 2025, with a value of $5,000,000, but no more than 1,000,000 shares in total (the “Second Tranche Awards”). Pursuant to the A&R Offer Letter, on June 23, 2025 (the “Grant Date”), the terms of the Second Tranche Awards were amended and Mr. Gupta was granted 1,000,000 RSUs (the “Second Tranche 2025 RSUs”) and 200,000 PSUs (the “Second Tranche 2025 PSUs”) pursuant to the terms of the Company’s 2025 Equity Incentive Plan (the “Plan”). The Second Tranche 2025 RSUs will vest over a period of two years from the Grant Date, with 50% of the Second Tranche 2025 RSUs vesting on the one-year anniversary of the Grant Date and the remaining 50% vesting in equal quarterly amounts thereafter, subject to Mr. Gupta’s continuous service with the Company as of each such vesting date. The Second Tranche 2025 PSUs will vest based on the achievement of specified price per share targets over a three-year performance period commencing April 1, 2025, provided that no shares will vest prior to April 1, 2026 and subject to Mr. Gupta’s continuous service with the Company as of each such vesting date. If Mr. Gupta terminates his employment with the Company for any reason prior to August 16, 2025, Mr. Gupta will be required to repay the Company an amount in cash that is equal to the pre-tax value upon vesting of any shares of common stock received from the Second Tranche 2025 RSUs.
In addition, pursuant to the A&R Offer Letter, on or before May 31, 2026, subject to approval by the Board of Directors (the “Board”) or the Company’s Compensation Committee, the Company has agreed to grant Mr. Gupta additional RSUs and/or PSUs (the “2026 RSUs”) with a value of $5,000,000, calculated based on the average share price over the trailing 30 trading days, but in no case representing more than 1,200,000 shares, under the Plan. The relevant terms of the 2026 RSUs will be determined by the Board or the Compensation Committee at the time of grant; provided, however, that if Mr. Gupta is granted the maximum 1,200,000 shares, 1,000,000 of the shares shall be in the form of RSUs and 200,000 of the shares shall be in the form of PSUs. The remaining material terms of the A&R Offer Letter remained the same as the terms of the Existing Offer Letter, which was previously disclosed in the Company’s Form 8-K/A filed with the Securities and Exchange Commission on August 21, 2024.
Amended and Restated Severance Agreement
Pursuant to the A&R Severance Agreement, if the Company terminates Mr. Gupta without Cause or Mr. Gupta resigns for Good Reason (each as defined in the A&R Severance Agreement), Mr. Gupta shall be entitled to a separation payment equal to 18 months of his then-current base salary and continued medical benefits for 18 months. In addition, if the Company terminates Mr. Gupta without Cause or Mr. Gupta resigns for Good Reason within three months before a Change in Control (as defined in the Plan) or within one year following a Change in Control, then all of Mr. Gupta’s then-outstanding and unvested options, restricted shares or RSUs will immediately fully vest and become exercisable. Mr. Gupta’s severance benefits otherwise remained unchanged.
The foregoing descriptions of the A&R Offer Letter and the A&R Severance Agreement are not complete and are qualified in their entirety by reference to the A&R Offer Letter and the A&R Severance Agreement, respectively, which the Company intends to file as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	June 25, 2025	By:	/s/ Alexis DeSieno
Alexis DeSieno
Chief Financial Officer (Principal Financial and Accounting Officer)